Exhibit 5
August 7, 2009
Peabody Energy Corporation
701 Market Street
St. Louis, Missouri 63103
Ladies and Gentlemen:
          We have acted as counsel to Peabody Energy Corporation, a Delaware corporation (the “Company”), the Delaware subsidiaries of the Company named on Schedule I hereto (each, a “Delaware Guarantor” and, collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II hereto (each, a “Non-Delaware Guarantor”, collectively, the “Non-Delaware Guarantors”, and taken together with the Delaware Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (ii) guarantees of the Guarantors to be issued in connection with the Debt Securities, Warrants (as defined below) or Units (as defined below) (the “Guarantees”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (v) warrants to purchase Senior Debt Securities (the “Senior Debt Security Warrants”), Subordinated Debt Securities (the “Subordinated Debt Security Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”) (collectively, the “Warrants”); (vi) units of the Company, consisting of any combination of two or more of the securities being registered pursuant to the Registration Statement; and (vii) Debt Securities and Guarantees, Preferred Stock and Common Stock that may be issued upon exercise of Warrants. The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act in an indeterminate amount, subject to there being a sufficient number of shares of common stock and preferred stock authorized under the Company’s amended and restated certificate of incorporation that have not been issued or reserved for issuance.
          The Senior Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Senior Indenture”) dated as of March 19, 2004 among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Senior Trustee”). The Subordinated Debt Securities and the Guarantees thereof will be issued under an Indenture (the “Subordinated Indenture”) dated as of December 20, 2006 among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”
          The Senior Debt Security Warrants will be issued under a Senior Debt Security Warrant Agreement (the “Senior Debt Security Warrant Agreement”) among the Company, the Guarantors, as applicable, and a debt security warrant agent to be named therein and the Senior Trustee. The Subordinated Debt Security Warrants will be issued under a Subordinated Debt Security Warrant Agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, the Guarantors, as applicable, and a debt security warrant agent to be named therein and the Subordinated Trustee. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent to be named therein. The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent to be named therein. The Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement, the Preferred Stock Warrant Agreement and the Common Stock Warrant Agreement, are hereinafter referred to collectively as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

          The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) among the Company, the Guarantors, as applicable, and a unit agent as shall be named therein (the “Unit Agent”).
          We have examined the Registration Statement, a form of the share certificate and the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.
          In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (4) at the time of execution, issuance and delivery of the Units, the Unit Agreement will be the valid and legally binding obligation of the Unit Agent.
          We have assumed further that (1) each Non-Delaware Guarantor has duly authorized, executed and delivered the Indentures in accordance with the law of its jurisdiction of organization and (2) the execution, delivery and performance by each Non-Delaware Guarantor of the Indentures, the Debt Securities and the Guarantees do not and the execution, delivery and performance by each Non-Delaware Guarantor of the Indentures, the Debt Securities, the Guarantees, the Warrant Agreement, the Unit Agreement and the Units will not violate the law of its jurisdiction of organization or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

          We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable, and (2) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company and the Guarantors, as applicable.
          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor (or in the case of a Guarantor that is a limited liability company, the Board of Directors of the member(s)), a duly constituted and acting committee of such Board or duly authorized officers of each Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by such Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
     3. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) the due filing of a Certificate of Designations with the Secretary of State of the State of Delaware in accordance with the Company’s amended and restated certificate of incorporation and the Delaware General Corporation Law (the “DGCL”) and (c) the due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.
     4. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) the due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid and nonassessable.
     5. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement, (b) the Common Stock and Preferred Stock to be issued upon exercise of the Warrants are validly issued, fully paid and nonassessable, (c) the Debt Securities and Guarantees to be issued upon exercise of the Warrants will constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms and (d) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     6. With respect to the Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units, the terms of the offering thereof and related matters by the Board of Directors of the Company, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued, fully paid and nonassessable and (c) the Debt Securities, Warrants and Guarantees that are components of any Units will constitute valid and legally binding obligations of the Company, and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
          Our opinions set forth in paragraphs 1, 2, 5 and 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
          We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the DGCL and the Delaware Limited Liability

Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and the Delaware Limited Liability Act).
     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours, /s/ SIMPSON THACHER & BARTLETT LLP

Schedule I
Delaware Guarantors
American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of West Virginia, LLC
Arid Operations Inc.
Bear Run Coal Company, LLC
Big Sky Coal Company
BTU Empire Company, LLC
BTU Western Resources, Inc.
Caballo Coal Company
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Coal Reserves Holding Limited Liability Company No. 1
COALSALES, LLC
COALSALES II, LLC
COALTRADE, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC

Cottonwood Land Company
Coulterville Coal Company, LLC
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Elkland Holdings, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, Inc.
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC

Marigold Energy, LLC
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Midwest Coal Reserves of Kentucky, LLC
Mustang Energy Company, L.L.C.
New Mexico Coal Resources, LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Bear Run Services, LLC
Peabody Cardinal Gasification, LLC
Peabody COALTRADE International (CTI), LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC

Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Midwest Management Services, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Management Services, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, L.L.C.
Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody Services Holding, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holding Company, Inc.
Peabody Terminals, LLC
Peabody Venezuela Coal Corp.

Peabody Venture Fund, LLC
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
Peabody Wild Boar Services, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Powder River Coal, LLC
Randolph Land Holding Company, LLC
Riverview Terminal Company
Sage Creek Coal Company, LLC
Sage Creek Holdings, LLC
School Creek Coal Company, LLC
School Creek Coal Resources, LLC
Seneca Coal Company, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
Twentymile Coal Company

Vigo Employment Resources, LLC
West Roundup Resources, Inc.
Wild Boar Coal Company, LLC
Williams Fork Coal Company, LLC
Wyoming Natural Gas, LLC

Schedule II

Non-Delaware Guarantors	Jurisdiction of Incorporation or Organization

Arclar Company, LLC	Indiana

Big Ridge, Inc.	Illinois

Black Beauty Coal Company, LLC	Indiana

Black Hills Mining Company, LLC	Illinois

Century Mineral Resources, Inc.	Illinois

Falcon Coal Company, LLC	Indiana

Illinois Land Holdings, LLC	Illinois

Midco Supply and Equipment Company	Illinois

Sugar Camp Properties, LLC	Indiana

II-1